SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 31, 2001

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27610	11-2882328
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release reporting financial results for the three and six months ended June 30, 2001.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated July 31, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: July 31, 2001	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Thomas E. Wilson, CEO	Bruce Voss (bvoss@lhai.com)
Alan H. Buckey, CFO	(310) 691-7100
(513) 792-9292	Kim Sutton Golodetz (kgolodetz@lhai.com)
www.lasikplus.com	(212) 838-3777
www.lhai.com

FOR IMMEDIATE RELEASE

LCA-VISION REPORTS SECOND QUARTER EPS OF $0.02

Laser Vision Correction Revenues Up 43% Year-Over-Year

CINCINNATI (July 31, 2001) - LCA-Vision Inc. (Nasdaq NM: LCAV) (Nasdaq Europe: LCAV), the leading provider of value-priced laser vision correction services across the U.S., today reported financial results for the three and six months ended June 30, 2001.

For the second quarter of 2001, the Company posted net income of $755,000, or $0.02 per diluted share, compared with a net loss of $668,000, or ($0.01) per share, in the second quarter of 2000. Laser vision correction revenues for the 2001 second quarter increased 43% to $21,420,000, compared with $15,004,000 in the second quarter of 2000.

For the six months ended June 30 2001, the Company reported net income of $2,054,000, or $0.04 per diluted share, versus a net loss of $606,000, or ($0.01) per share, in the first six months of 2000. Laser vision correction revenues for the first half of 2001 increased 32% to $43,866,000, compared with $33,155,000 in the first half of 2000.

Net cash provided by operations during the first six months of 2001 was $4,554,000, which exceeded capital expenditures of $2,449,000, principal payments on capitalized leases of $120,000 and stock repurchases of $1,910,000. Cash and short-term investments as of June 30, 2001 stood at $28,262,000, essentially equal to $28,318,000 at December 31, 2000.

Year-to-date, the Company has repurchased 879,100 shares of its common stock at an average price of $2.33. A total of 4,412,913 shares remain in the 5,000,000-share repurchase program authorized by the Board of Directors in December 2000.

"Although I am pleased that operating results improved nicely for the first six months of 2001, the short-term outlook is uncertain. The impact of a slowing economy and reduced consumer spending that we experienced toward the end of the second quarter has continued through July. While we believe that this slowdown will be relatively short-term, we nevertheless are moving to reduce operating costs and we have postponed plans to open new centers. Despite these measures, we do not foresee operating profitability in the third quarter," commented Tom Wilson, LCA-Vision chief executive officer. "We remain fully committed to our business model and we have recorded steady procedure price increases since December and we expect this trend to continue.

"Clinical outcomes at our LasikPlus centers have been outstanding, and the benefits of laser vision correction to the millions of Americans affected by poor vision are just as powerful as ever," Mr. Wilson added. "We are proud to be a charter member of the recently formed Refractive Surgery Industry Association, whose goals include addressing misinformation concerning laser vision procedures, and to maintain a widespread, favorable and accurate perception of our industry."

Yesterday, the Company opened a new LasikPlus center in Richmond, Virginia. The initial patient response in Richmond has been outstanding. "Already, appointments for eye exams are fully booked until September and we expect the center to be profitable in its first full quarter of operation," according to Mr. Wilson.

LCA-Vision owns and operates 32 LasikPlus laser vision correction facilities in the U.S., plus one in Canada and a joint venture in Europe.

LCA-Vision has scheduled an investor conference call regarding this announcement to be held today, beginning at 10:00 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet, by going to the "Investors" section of the Company's Website at www.LasikPlus.com. A replay will begin shortly after the call has ended and will be available for 30 days.

For additional information, please visit the Company's Website at www.LasikPlus.com.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

[Tables to Follow]

LCA-VISION INC.
Condensed Consolidated Statements of Income
for the Three and Six Months Ended June 30, 2001 and 2000
(Unaudited)

	Dollars in thousands except per-share amounts
	Three months ended June 30		Six months ended June 30
Revenues	2001	2000	2001	2000
Laser refractive surgery	$21,420	$15,004	$43,866	$33,155
Other	4	105	48	126

Total Revenues	21,424	15,109	43,914	33,281

Operating costs and expenses
Medical professional and license fees	4,470	3,224	8,966	9,077
Direct costs of service	9,141	6,699	18,463	12,352
General and administrative expenses	2,379	2,517	4,534	4,850
Marketing and advertising	3,249	4,141	6,659	8,268
Depreciation	1,438	845	2,824	1,621

Operating income (loss)	747	(2,317)	2,468	(2,887)

Equity in earnings from unconsolidated businesses	186	3	264	9
Interest expense	(3)	(19)	(8)	(40)
Interest income	305	719	606	1,395
Other income (expense)	(13)	538	(13)	555

Income (loss) before taxes on income	1,222	(1,076)	3,317	(968)

Income tax expense/(benefit)	467	(409)	1,263	(362)

Net income (loss)	$755 ======	$(668) ======	$2,054 ======	$(606) ======

Income per common share
Basic	$0.02	$(0.01)	$0.04	$(0.01)
Diluted	$0.02	$(0.01)	$0.04	$(0.01)

Weighted average shares outstanding
Basic	46,703	51,881	46,866	51,873
Diluted	47,319	51,881	47,444	51,873

LCAVision Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands except per share data)
(Unaudited)

Assets	June 30, 2001	December 31, 2000
Current Assets
Cash and cash equivalents	$28,262	$19,692
Shortterm investments		8,626
Accounts receivable, net	297	1,417
Receivable from vendor	484	2,280
Deferred tax asset	521	521
Prepaid expenses, inventory and other	2,055	2,001

Total current assets	31,619	34,537

Property and Equipment	34,309	31,860
Accumulated depreciation and amortization	(13,090)	(10,340)
Property and equipment, net	21,219	21,520
Goodwill, net	679	753
Deferred tax asset	14,822	16,085
Obligations due from shareholders	59	190
Investment in unconsolidated businesses	406	295
Other assets	1,905	2,217

Total assets	$70,709 ======	$75,597 ======

Liabilities and Shareholders' Investment
Current liabilities
Accounts payable	$2,604	$7,587
Accrued liabilities and other	3,156	2,709
Debt maturing in one year	89	178

Total current liabilities	5,849	10,474

Longterm debt	17	48
Commitments and contingencies
Minority equity interest	34	30

Shareholders' investment
Preferred stock
Common stock ($0.01 par value; 52,176,554 and 52,082,066 shares and 46,927,308 and 52,035,619 shares issued and outstanding, respectively)	112	112
Contributed capital	90,934	90,858
Warrants	2,105	2,105
Notes receivable from shareholders	(1,456)	(1,013)
Common stock in treasury, at cost (5,228,696 shares and 4,718,896 shares)	(11,785)	(9,875)
Accumulated deficit	(15,083)	(17,137)
Foreign currency translation adjustment	(18)	(5)

Total shareholders' investment	64,809	65,045

Total liabilities and shareholders' investment	$70,709 =======	$75,597 ======

###